UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2008
PIONEER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000, San Antonio, Texas		78209
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (210) 828-7689
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On May 16, 2008, Pioneer Drilling Company (the “Company”) received a letter from the staff of the American Stock Exchange (“AMEX”) advising the Company that, as a result of the Company’s failure to timely file its quarterly report on Form 10-Q for the quarter ended March 31, 2008 (the “Form 10-Q”), the Company is not in compliance with AMEX’s continued listing standards as provided in Sections 134 and 1101 of the AMEX Company Guide. A copy of the press release issued by the Company on May 21, 2008, announcing the Company’s receipt of this letter is attached to this report as Exhibit 99.1.
     The Company has contacted AMEX to confirm receipt of the letter and must submit a plan by May 30, 2008, advising AMEX of the action the Company has taken, and will take, to bring the Company into compliance with Sections 134 and 1101 by no later than the deadline of August 13, 2008, as set forth by the AMEX.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release issued by Pioneer Drilling Company on May 21, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY
By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Executive Vice President, Chief Financial Officer and Secretary
Dated: May 21, 2008

Exhibit Index

Exhibit No.	Document Description

99.1	Press release issued by Pioneer Drilling Company on May 21, 2008.